Bragg Capital Trust

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Richard Atwood, Principal Executive Officer of Bragg Capital Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended May 31, 2021 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ J. Richard Atwood

J. Richard Atwood

(Principal Executive Officer)

Date: August 6, 2021

I, E. Lake Setzler III, Principal Financial Officer of Bragg Capital Trust, certify to my knowledge that:

1. The N-CSR of the registrant for the period ended May 31, 2021 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ E. Lake Setzler III

E. Lake Setzler III

(Principal Financial Officer

Date: August 6, 2021

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Bragg Capital Trust for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Bragg Capital Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.